UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2014

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curaçao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curaçao	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 1, 2014, Orthofix International N.V. (the “Company”) received a letter from NASDAQ’s Office of General Counsel stating that a NASDAQ Hearings Panel has determined that the Company has cured its prior non-compliance with NASDAQ Listing Rule 5250(c)(1) and, as a result, the Company’s common stock will continue to be listed. The Company had previously been out of compliance with this NASDAQ Listing Rule as a result of delays in filing the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2013 and September 30, 2013. These reports were filed on March 24, 2014 and March 25, 2014, respectively. In addition, the Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 on March 31, 2014. The letter states that on the basis of the foregoing filings, the Company has now evidenced compliance with applicable NASDAQ listing standards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Jeffrey M. Schumm
Jeffrey M. Schumm Chief Administrative Officer, General Counsel and Corporate Secretary

Date: April 3, 2014